Exhibit 99.1

PRESS RELEASE

VCG HOLDING CORP. ANNOUNCES 2007 FOURTH-QUARTER AND

FULL-YEAR FINANCIAL RESULTS

•    REVENUES INCREASED 3.1 TIMES TO $13.7 MILLION FOR THE 2007 FOURTH QUARTER AND 2.5 TIMES TO $40.5 MILLION FOR 2007

•    INCOME FROM CONTINUING OPERATIONS GREW 10 TIMES TO $1.2 MILLION FOR THE 2007 FOURTH QUARTER AND MORE THAN 4 TIMES TO $7.8 MILLION FOR 2007

•    COMPANY REPORTS FOURTH QUARTER NET INCOME APPLICABLE TO COMMON SHAREHOLDERS COMPARED WITH A YEAR AGO LOSS AS NET INCOME GREW 26 TIMES TO $6.3 MILLION FOR 2007

DENVER (BUSINESS WIRE) – April 14, 2008 — VCG Holding Corp. (NASDAQ: VCGH), a growing and leading consolidator and operator of adult nightclubs, today announced financial results for the fourth quarter and full year ended December 31, 2007. The 2007 fourth-quarter revenues were the highest for any three-month period.

Troy Lowrie, Chairman and CEO of VCG Holding, said: “Before investors read this release and review some of the details of the fourth-quarter and year-end financial results, I would be remiss if I did not immediately thank all the people associated with our company for the excellent year we had. I would also like to commend everyone for the progress we have made to position our company as we follow our business model.

“Every VCG Holding news release begins with a clear description of who we are: “…a growing and leading consolidator and operator of adult nightclubs”. VCG is in a highly fragmented industry with exceptional growth opportunities, and aware we are part of a controversial segment of the economy, we are working long hours to build our Company’s infrastructure from a well-managed entrepreneurial business to a professional and well-managed company that enhances shareholders’ value. There is a special optimism throughout our Company and I am proud of this as we move forward and hope all of our shareholders experience the same.”

Total revenues, for the three months ended December 31, 2007, increased 3.1 times to $13.7 million from $4.4 million for the same 2006 period. This was an outstanding quarter, as historically business is seasonal with the first and fourth quarters being less productive than the second and third quarters. Total revenues, for the year ended December 31, 2007, increased significantly to $40.6 million from $16.1 million for 2006.

The Company reported income from continuing operations before taxes of $1.2 million for the three months ended December 31, 2007, compared with $127,657 for the same period last year. The Company reported net income applicable to common shareholders of $360,983, or $0.02 per diluted share, for the three months ended December 31, 2007, compared with a net loss applicable to common shareholders of $467,120, or $0.05 per share, for the same period last year. For 2007, compared with 2006, reported net income applicable to common shareholders was $6.3 million, or $0.37 per diluted share, versus $236,832, or $0.03 per diluted share.

The total income tax expense for the 2007 fourth quarter was $794,000, compared to the same period of 2006, which was $200,000.

“During 2007, we invested to build an organization and management team, which I am pleased to say, is one the best in the industry. As a result, I feel that our corporate infrastructure can support many more clubs. We continue to invest in our infrastructure, and improve the efficiencies of newly acquired clubs. Currently, most of our newly acquired clubs are now fully integrated into our business, which should improve their profitability in 2008. In addition, the three acquisitions we expect to close before the end of the 2008 second quarter will begin to positively impact our financial results for the 2008 second half.” said Troy Lowrie.

Management will host a webcast and conference call to discuss fourth-quarter and year-end results tomorrow, Tuesday, April 15, 2008 at 5:00 p.m. ET. The presentation can be accessed at www.vcgh.com and clicking on the investor relations header, or participants can call 1-877-675-4753 (domestic) or 1-719-325-4888 (international). A recording of the conference call will be available until midnight April 18, 2008 by dialing 1-888-203-1112, or 1-719-457-0820 for international callers, and entering the confirmation number of 7014293.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns 19 adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, IN, St. Louis, MO, Denver and Colorado Springs, CO, Ft. Worth, and Dallas, TX, Raleigh, NC, Minneapolis, MN, Louisville, KY, Portland, ME, and Miami, FL.

Forward-Looking Statements:

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2006, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Troy H. Lowrie, CEO	Stanley Berger, Investor Relations
VCG Holding Corp.	SM Berger & Co.
390 Union Blvd, Suite 540	3201 Enterprise Parkway
Lakewood, Colorado 80228	Cleveland, Ohio 44124
Telephone 303.934.2424	Telephone 216.464.6400
Facsimile 303-922.0746	Facsimile 216.464.4126
Email: tlowrie@vcgh.com	Email: stan@smberger.com

Financial Tables:

Summary Financial Information

VCG HOLDING CORP.

INCOME STATEMENT DATA

	Three Months Ended		Full Year Ended
	Dec 31, 2006	Dec 31, 2007	Dec 31, 2006	Dec 31, 2007
Total Revenue	$4,439,632	$13,745,130	$16,114,581	$40,548,889
Cost of Sales	503,202	1,801,495	2,259,896	5,413,555
SG&A	3,328,483	9,969,050	10,577,952	25,301,955
Income from operations	607,947	1,974,585	3,276,733	9,833,379
Other income (expense)	(480,290)	(742,110)	(1,457,046)	(2,057,769)
Income from continuing operations before income taxes	127,657	1,232,475	1,819,687	7,775,610
Total income tax expense	200,000	794,000	200,000	1,250,000
Minority interest expense	(14,465)	(77,492)	(99,324)	(250,892)
Income (loss) from continuing operations	(86,808)	360,983	1,520,363	6,274,718
Loss from discontinued operations	(153,457)	—	(404,687)	(22,723)
Net income (loss)	(240,265)	360,983	1,115,676	6,251,995
Preferred stock dividend	226,855	—	878,844	—
Net Income (loss) applicable to common Shareholders	$(467,120)	$360,983	$236,832	$6,251,995
Basic income (loss) per common share	$(0.05)	$0.02	$0.03	$0.38
Fully diluted income per common share	$(0.05)	$0.02	$0.03	$0.37

VCG HOLDING CORP.

SUMMARIZED BALANCE SHEET DATA

	December 31, 2006	December 31, 2007
Current Assets	$3,518,641	$5,047,086
Property, Plant & Equipment, net	12,025,627	24,517,181
Other Assets	19,535,430	64,633,289

Total Assets	$35,079,698	$94,197,556

Current Liabilities	$3,783,339	$11,904,008
Long-term Liabilities	17,529,704	22,566,274
Minority Interest	646,032	3,662,767

Total Liabilities	21,959,075	38,133,049
Redeemable Preferred Stock	325,000	—
Total Stockholders’ Equity	12,795,623	56,064,507

Total Liabilities and Stockholders’ Equity	$35,079,698	$94,197,556